UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 7, 2022

Randolph Bancorp, Inc.

(Exact name of Registrant as Specified in Its Charter)

Massachusetts	001-37780	81-1844402
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

2 Batterymarch Park, Suite 301, Quincy, Massachusetts 02169

(Address of principal executive offices)

(877) 963-2100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	RNDB	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01	Completion of Acquisition or Disposition of Assets.

Effective October 7, 2022, Randolph Bancorp, Inc. ("Randolph"), a Massachusetts corporation, completed its previously announced merger with Hometown Financial Group, Inc., a Massachusetts corporation (“Hometown”), pursuant to the Agreement and Plan of Merger, dated as of March 28, 2022, by and among Hometown Financial Group, MHC, a Massachusetts mutual holding company, Hometown, Hometown Financial Acquisition Corp., a Massachusetts corporation and wholly-owned subsidiary of Hometown (“Merger Sub”), and Randolph (the "Merger Agreement"). Pursuant to the Merger Agreement, Randolph merged with Merger Sub, with Randolph surviving, followed immediately by the merger of Randolph into Hometown, with Hometown surviving (the “Merger”).

Immediately following the Merger, Envision Bank, a wholly-owned subsidiary of Randolph, merged with and into Abington Bank, a wholly-owned subsidiary of Hometown, with Abington Bank surviving.

Under the terms of the Merger Agreement, Randolph's shareholders are entitled to receive $27.00 in cash in exchange for each share of Randolph common stock that they own.

The foregoing descriptions of the Merger Agreement and the Merger do not purport to be complete and are qualified in their entirety by reference to the Merger Agreement, which is incorporated by reference as Exhibit 2.1 to Randolph's Current Report on Form 8-K filed on March 28, 2022.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As a result of the Merger, Randolph no longer fulfills the listing requirements of the Nasdaq Stock Market ("Nasdaq"). On October 7, 2022, Randolph notified Nasdaq that trading in Randolph common stock should be suspended and the listing of Randolph common stock should be removed, in each case following the closing of the market on October 7, 2022. Nasdaq has filed a notification of removal from listing of Randolph common stock on Form 25 with the Securities and Exchange Commission (the “SEC”) to deregister Randolph's common stock under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Hometown, as successor to Randolph, intends to file a Form 15 with the SEC to suspend Randolph's reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth under Items 2.01, 3.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01	Changes in Control of Registrant.

The information set forth under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective upon the consummation of the Merger, Randolph's directors and executive officers ceased serving in such capacities.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective upon the consummation of the Merger, the Articles of Organization and the By-Laws of Randolph ceased to be in effect.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
2.1	Agreement and Plan of Merger, dated as of March 28, 2022, by and among, Hometown Financial Group, MHC, Hometown Financial Group, Inc., Hometown Financial Acquisition Corp., and Randolph Bancorp, Inc. (incorporated by reference to Exhibit 2.1 of Randolph’s Current Report on Form 8-K filed with the SEC on March 28, 2022).
104	Cover Page Interactive Data File (embedded within the XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Hometown Financial Group, Inc. as successor by merger to Randolph Bancorp, Inc. (Registrant).

Date: October 7, 2022	By:	/s/ Matthew S. Sosik
	Name: Title:	Matthew S. Sosik Chief Executive Officer